UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2024, Scorpius Holdings, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Elusys Holdings Inc., a Delaware corporation (“Buyer”), which is a company controlled by the Company’s Chairman, Chief Executive Officer and President, Jeffrey Wolf, pursuant to which the Buyer agreed to loan the Company $750,000 and the Company agreed to sell to the Buyer a 1% non-convertible promissory note due July 1, 2024 in the principal amount of $750,000 (the “Note”) for $750,000 in cash and agreed to issue to Buyer an amended and restated 1% convertible promissory note in the principal amount of $2,250,000 (the “Restated Note”) in exchange for that certain prior 1% convertible promissory note, dated January 26, 2024, issued to Buyer in the principal amount of $2,250,000 to amend Section 2(b) thereof relating to certain adjustments in the conversion price and extend its maturity date to September 1, 2025.

The Restated Note will convert into shares of our common stock at the option of the Buyer only if stockholder approval of the issuance of such shares of common stock issuable upon conversion of the Restated Note is obtained prior to the maturity date and approval of the NYSE American LLC of such share issuance is obtained. The conversion price will be equal to 110% of the volume weighted average price (VWAP) of the Company’s common stock for the seven trading days prior to December 11, 2023 which was $0.39109. Notwithstanding the foregoing, pursuant to revised Section 2(b) of the Restated Note, if the Company consummates a public financing, subject to certain exceptions, within sixty days of May 1, 2024, the conversion price shall be adjusted to be 110% of the per share purchase price of the common stock in such public financing. Such adjustment shall only be made upon the first financing in the event of multiple financings during the foregoing period.

The foregoing descriptions of the Purchase Agreement, Note and Restated Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 4.1 and 4.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Note was offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. The Restated Note and the shares of common stock that may be issued under the Restated Note are being offered and sold in a transaction exempt from registration under the Securities Act in reliance on Section 3(a)(9) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Form of Promissory Note, dated May 1, 2024, in the principal amount of $750,000
4.2	Form of Amended and Restated Convertible Note, dated May 1, 2024 in the principal amount of $2,250,000
10.1	Note Purchase Agreement, dated May 1, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer